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EXHIBIT 99.1

iLinc Communications


CONTACT:
James L. Dunn, Jr.
Sr. Vice President, CFO
602-952-1200

                       ILINC CLOSES COMMON STOCK OFFERING
                       ----------------------------------
            $2 MILLION IN GROSS PROCEEDS PROVIDED FOR WORKING CAPITAL


PHOENIX, Arizona (June 12, 2006) - iLinc Communications, Inc. (AMEX:ILC), iLinc Communications, Inc. (AMEX:ILC), developers of Web conferencing software and audio conferencing solutions today announced that it had completed the private placement of its common stock. The offering provides iLinc with total gross proceeds of $2,000,000 in exchange for 5.4 million shares of its common stock, par value $0.001. There were no warrants or other consideration provided to investors. The shares of common stock were not registered under the Securities Act of 1933 and were offered in a private placement providing exemption from registration.

The Company was represented by Canaccord Adams, Inc, who acted as placement agent. The shares were sold to two institutional investors that are based in New York and London. The Company will file a registration statement covering the shares of common stock within 30 days of the closing.

Commenting on the offering, James M. Powers, Jr., President and Chief Executive Officer, said "We believe investors are recognizing the strength of our product offerings and our sustainable competitive advantages in the high growth market of Web conferencing and Web collaboration. Our ability to compete effectively and gain market share against WebEx and Microsoft LiveMeeting is attracting attention from both customers and investors alike."

James L. Dunn, Jr., senior vice president and chief financial officer, said, "The offering provides to iLinc general working capital that will facilitate continued investment in R&D and capital expansion. With the continued improvement in our top line revenue, earnings from operations and net income, we do not see a need for additional working capital during fiscal year 2007."

ABOUT ILINC COMMUNICATIONS, INC. iLinc Communications, Inc. is a leading developer of Web conferencing software and audio (phone) conferencing services for highly secure and cost-effective collaborative meetings, presentations, and training sessions. The Company enables customers to purchase and own iLinc Web conferencing software, which can be installed inside of a customer's network or hosted by iLinc. Our products and services include the iLinc Suite of Web Conferencing software (MeetingLinc, LearnLinc, ConferenceLinc, and SupportLinc); Audio Conferencing Services; On-Demand Conferencing; and EventPlus, a service for professionally managed online and audio conferencing events. iLinc's products and services are used by organizations worldwide in sales, HR and training, marketing, and customer support. More information about the Phoenix-based Company may be found on the Web at www.ilinc.com.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, On-Demand, Web Presenter, and its logos are trademarks or registered trademarks of iLinc Communications, Inc. All other company names and products may be trademarks of their respective companies.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THE RATE OF ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES BY CUSTOMERS, CHANGES IN THE WEB CONFERENCING AND AUDIO CONFERENCING MARKET IN GENERAL, THE ACCEPTANCE OF NEW PRODUCTS, THE COMPANY'S NEED FOR WORKING CAPITAL, THE RESULT OF PENDING LITIGATION, THE COMPETITION THE COMPANY FACES FROM LARGER AND MORE WELL-CAPITALIZED COMPETITORS, AND OTHER MATTERS MORE FULLY DISCLOSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.


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